Exhibit 107
FORM S-8
(Form Type)
FREYR BATTERY
(Exact Name of Registrant as Specified in its Charter)
Table I: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)
Equity	Ordinary Shares, no nominal value (the “Ordinary Shares”), which consist of Ordinary Shares outstanding and/or reserved for future issuance pursuant to the 2021 Equity Incentive Plan (as amended and restated)	Other (4)	13,400,000(3)	$8.09(2)(4)	$108,406,000	$110.20 per $1,000,000	$11,946.34(5)
Total Offering Amounts					$108,406,000		$11,946.34
Total Fee Offsets							$11,946.34
Net Fee Due							$11,946.34
(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of additional shares of Ordinary Shares of FREYR Battery (the “Registrant”) that may, with respect to the Ordinary Shares registered hereunder, become issuable under the Registrant’s 2021 Equity Incentive Plan (amended and restated as of May 10, 2023) (the “2021 Equity Incentive Plan (as amended and restated)”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Ordinary Shares.
(2)Estimated to the nearest penny.
(3)Represents Ordinary Shares reserved for future issuance under the 2021 Equity Incentive Plan (as amended and restated).
(4)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, on the basis of the average of the high and low prices per share of the Ordinary Shares as reported on the New York Stock Exchange on August 4, 2023.
(5)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.00011020 and the proposed maximum aggregate offering price.